EXHIBIT 21



                                 TUBBY'S, INC.
                             LIST OF SUBSIDIARIES
                               NOVEMBER 30, 1995






                                             State of
           Name                           Incorporation
           ----                           -------------
Tubby's Sub Shop Advertising Inc.            Michigan
The Sub Line Company, Inc.                   Michigan
Tubby's Company Stores, Inc.                 Michigan


                                             State of
            Name                           Partnership
            ----                           -----------
The McTub Company                            Michigan